LEAPFROG APPOINTS STEVE YOUNGWOOD TO BOARD OF DIRECTORS

EMERYVILLE, Calif. – July 2, 2014 – LeapFrog Enterprises, Inc. (NYSE: LF) announced today that Steve Youngwood has joined the company's board of directors. Mr. Youngwood is a senior global media industry executive who most recently served as Executive Vice President and General Manager of Digital Media and Entertainment Products at Nickelodeon.

“Steve is a proven and well-respected leader in the digital media industry,” said LeapFrog Chairman Bill Chiasson. “His experience in building leading entertainment media will benefit LeapFrog as we significantly invest in growing our content portfolio and diversifying our business with new media delivery platforms such as our educational, active video game system just for kids – LeapTV - that will be in stores later this year."

Steve joined Viacom in 1997 and most recently led all Nickelodeon Digital efforts, including websites, mobile, connected TVs, TV Everywhere and other emerging platforms. Steve also led Nickelodeon’s video, gaming, and book publishing businesses across all digital and traditional retail channels and oversaw the acquisition and integration of five digital companies. During Mr. Youngwood's tenure, Nickelodeon became a leader in kids and family digital media, with a prominent position on all major digital platforms and successes that included the Emmy Award winning Nick App. Previously at Viacom, he held various senior management positions in Consumer Products, ran the Nick and NickJr Magazines, and worked in the Strategy and Business Development Group. He also worked in Viacom International and was part of launch efforts in Germany and India.

Prior to Viacom, Steve worked for McKinsey & Company in the US and Germany and also at Disney Educational Publishing. Steve previously served on the advisory board of Learning Resources/ETA Hand2Mind, a private educational products company, and on the board of directors of the Online Publishing Association, an industry trade association, and Common Cents, a service-learning not-for-profit organization. He earned his Masters of Business Administration degree from the Stanford Graduate School of Business and graduated cum laude with a Bachelor of Arts degree in History from Yale College.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. For nearly 20 years, LeapFrog has created award-winning learning solutions that combine educational expertise, innovative technology and a child’s love for fun. With experiences that are personalized to each child’s level, LeapFrog helps children achieve their potential through LeapFrog’s proprietary learning tablets, learn to read and write systems, interactive learning toys and more, all designed or approved by LeapFrog’s full-time in-house team of learning experts. LeapFrog’s Learning Path, the ultimate guide for parents on early childhood, is designed specifically to help support and guide their child's learning with personalized ideas and feedback, fun activities and expert advice. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Learn more at www.leapfrog.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include statements regarding the ability of our directors to benefit the Company and our investment in growing our content portfolio and diversifying our business. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include highly changeable consumer preferences and toy trends, our ability to achieve anticipated sales levels, particularly with respect to newly-launched products, the overall economic environment and its effect on retail business, the seasonality of our business, introductions of products that compete with our platforms by a variety of other companies, our ability to respond quickly and cost effectively to changes in manufacturing costs and in consumer demand for our products, our ability to manage operating expenses effectively, and our ability to provide high-quality experiences to consumers with all of our products and services. These risks and others are discussed under "Risk Factors" in our filings with the U.S. Securities and Exchange Commission, including our 2013 annual report on Form 10-K filed on March 14, 2014. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:

Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com